Exhibit 99.1

	Contacts:	Jay Brown, CFO
Fiona McKone, VP - Finance
Crown Castle International Corp.
FOR IMMEDIATE RELEASE		713-570-3050

CROWN CASTLE INTERNATIONAL EXPECTS TO EXCEED 3RD
QUARTER OUTLOOK FOR SITE RENTAL REVENUE AND
ADJUSTED EBITDA

October 20, 2009 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) announced today that it expects its site rental revenue and Adjusted EBITDA for the quarter ended September 30, 2009 to exceed the high-end of its outlook provided on July 29, 2009.  Crown Castle expects to report its third quarter 2009 results after market close on November 3, 2009.

The outlook provided above contains forward-looking statements that are based on Crown Castle management’s current expectations.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  Important factors that could cause actual results to differ materially from the forward-looking statements set forth herein are included in Crown Castle’s filings with the Securities and Exchange Commission.

Crown Castle owns, operates, and leases towers and other communication structures for wireless communications.  Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population.  Crown Castle owns, operates and manages over 22,000 and approximately 1,600 wireless communication sites in the US and Australia, respectively.  For more information on Crown Castle, please visit http://www.crowncastle.com.